UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2021

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of 5.00% Senior Notes due 2032

On December 28, 2021, Iron Mountain Incorporated, or the Company, completed a private offering of $750 million in aggregate principal amount of 5.000% Senior Notes due 2032, or the Notes, sold at 100.000% of par. The Notes were issued by the Company’s wholly owned subsidiary, Iron Mountain Information Management Services, Inc. or the Issuer. The net proceeds from the offering were approximately $737.8 million, after deducting discounts to the initial purchasers. The Company intends to use the net proceeds from the offering of the Notes to finance the cash consideration for the acquisition of Intercept Parent, Inc. (collectively with its subsidiaries, ITRenew), or the Acquisition, including the repayment of certain outstanding debt of ITRenew, and to pay related fees and expenses. To the extent the Company has proceeds that are not applied to complete the Acquisition, it intends to apply those proceeds to reduce outstanding indebtedness and/or for general corporate purposes.

The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes were issued under an indenture, dated as of December 28, 2021, or the Indenture, by and among the Issuer, the Company, the Subsidiary Guarantors (as defined below) and Computershare Trust Company N.A., as trustee.

The Issuer will pay 5.000% interest per annum on the principal amount of the Notes, payable semi-annually on May 15 and November 15 of each year. Interest on the Notes will accrue from December 28, 2021, and the first interest payment date for the Notes will be May 15, 2022. The Notes will mature on July 15, 2032, unless they are earlier redeemed or repurchased in accordance with the terms set forth in the Indenture.

The Notes are jointly and severally guaranteed on an unsecured senior basis by the Company and the Company’s direct and indirect wholly owned United States subsidiaries that represent the substantial majority of its United States operations, or the Subsidiary Guarantors. The Notes and the guarantees will be the Issuer’s, the Company’s and the Subsidiary Guarantors’ general unsecured senior obligations, will be pari passu in right of payment with all of the Issuer’s, the Company’s and the Subsidiary Guarantors’ existing and future senior debt and will rank senior in right of payment to all of the Issuer’s, the Company’s and the Subsidiary Guarantors’ existing and future subordinated debt. The Notes and the guarantees are effectively subordinated to the Issuer’s, the Company’s and the Subsidiary Guarantors’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Prior to July 15, 2027, the Issuer may, at its option, redeem all or a portion of the Notes at the applicable make-whole price set forth in the Indenture. Prior to January 15, 2025, the Issuer may, at its option, redeem up to 40% in aggregate principal amount of the Notes with an amount not greater than the net proceeds of certain equity offerings at the redemption price set forth in the Indenture so long as at least 50% of the aggregate principal amount of the Notes (originally issued) remains outstanding immediately afterwards. The Issuer has the option to redeem all or a portion of the Notes at any time on or after July 15, 2027 at the redemption prices set forth in the Indenture. Upon the sale of certain assets or upon certain changes of control, the Issuer, the Company or a Restricted Subsidiary (as defined in the Indenture), as applicable, may be required to offer to repurchase the Notes under the terms set forth in the Indenture.

The Indenture provides for customary “events of default” which could cause, or permit, the acceleration of the Notes and which are similar to those applicable to the Company’s currently outstanding senior notes. The Indenture contains certain restrictive financial and operating covenants, including covenants that restrict the Issuer’s, and in certain cases the Company’s ability to incur indebtedness, pay dividends or make other restricted payments, sell assets, create or permit liens, guarantee indebtedness, make acquisitions or other investments and take certain other corporate actions.

This brief description of the Notes is qualified in its entirety by reference to the Indenture, attached hereto as Exhibit 4.1, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	2032 Notes Senior Indenture, dated as of December 28, 2021, among the Issuer, the Company, the Subsidiary Guarantors and Computershare Trust Company, N.A., as trustee. (Filed herewith.)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President and Chief Financial Officer

Date: December 28, 2021